Exhibit 10.1

AGREEMENT

1) Plaintiff Ortho-Clinical Diagnostics, Inc. (“Ortho”) agrees that it shall voluntarily withdraw without prejudice its Complaint and application for a preliminary injunction in the matter captioned Ortho-Clinical Diagnostics, Inc, v. Quotient Suisse SA and QBD (SQ-IP) Limited, Civil Action No. 19-20470 (AET), by close of business December 23, 2019, subject to the terms in this agreement (“Agreement”).

2) In consideration of Ortho’s voluntary withdrawal of its Complaint and application for a preliminary injunction, Defendants Quotient Suisse SA and QBD (QS-IP) Limited (collectively, “Defendants”) covenant and agree that neither they nor any of their affiliates will enter into any Covered Agreement (as defined below) unless Defendant shall have notified Ortho in writing at least thirty (30) days in advance. Any such notice to Ortho shall be effective when sent to Ortho’s undersigned counsel by email. The notice shall state that Defendant(s) intend(s) to enter into a Covered Agreement and shall summarize in reasonable detail the rights to be granted and the names of the other parties thereto.

3) This Agreement shall automatically terminate contemporaneously with the entry of a final award, or other final resolution or settlement, of the parties’ pending arbitration.

4) Definitions:

(a) “DSA” means the Distribution and Supply Agreement, dated as of January 29, 2015, between QBD (QS-IP) Limited, Quotient Suisse SA and Ortho-Clinical Diagnostics, Inc.

(b) “Quotient,” and “Product” have the meanings specified in the DSA.

(c) “Covered Agreement” means a contract or agreement under which Quotient grants rights to distribute, market, develop, sell, license or otherwise commercialize (i) any Product(s) that are the same as, or overlap in whole or in part with, the rights granted to Ortho under the DSA (for purposes of this Agreement, including the products called IH-2 and IH-3 as they may be refined or further developed), or (ii) any application of the MosaiQ technology that is covered by the letter agreement, dated January 29, 2015, between Ortho and Quotient.

On Behalf of Ortho-Clinical Diagnostics		On Behalf of Defendant Quotient

By:	/s/ Adam K. Derman	By:	/s/ Anthony Candido
	Adam K. Derman Chiesa Shahinian & Giantomasi		Anthony Candido Clifford Chance US LLP
aderman@csglaw.com